Exhibit 10.47

INDEMNITY AGREEMENT

THIS AGREEMENT is made this ___ day of ____________, 2022.

BETWEEN:

FAN ZHOU, an individual resident in Richmond Hill, Ontario

(the “Indemnifier”)

- and -

INSERT, an individual resident in INSERT, Ontario

(the “Indemnified Party”)

RECITALS:

A.	The Indemnified Party is, has been or, at the request of VISIONARY EDUCATION TECHNOLOGY HOLDINGS GROUP INC. (the “Corporation”), proposes to become, a duly elected or appointed director and/or officer of the Corporation.

B.	The Indemnifier is permitted to indemnify the Corporation’s directors and officers to the extent permitted herein.

C.	The Indemnifier considers it desirable and in the best interests of the Corporation to attract and retain the services of highly qualified individuals such as the Indemnified Party to serve as a director and/or officer of the Corporation and to therefore enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director and/or officer of the Corporation.

THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree with each other as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Business Corporation Act (Ontario);

(b)	“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(c)	“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks are open for business during normal banking hours in Toronto, Ontario;

(d)	“Claim” includes any civil, criminal, administrative, investigative or other proceeding of any nature or kind in which the Indemnified Party is involved by reason of the Indemnified Party’s being or having been a director and/or officer of the Corporation;

(e)	“Derivative Claim” has the meaning set out in Section 2.1(c)(i);

(f)	“Losses” includes all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Indemnifier pursuant to this Agreement;

(g)	“Parties” means the Indemnifier and the Indemnified Party, collectively, and “Party” means any one of them;

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in therein.

(b)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(c)	Number – Unless the context otherwise requires, words importing the singular include the plural and vice versa.

(d)	Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.
(e)	Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

ARTICLE 2

OBLIGATIONS

2.1	Obligations of the Indemnifier

(a)	General Indemnity – Except as otherwise provided in this Agreement, the Indemnifier shall indemnify and hold the Indemnified Party harmless to the fullest extent permitted by law, including but not limited to the indemnity under the Act, from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided that the indemnity provided for in this Section 2.1(a) will only be available if:

(i)	the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Corporation; and

(ii)	in the case of a criminal or administrative Claim that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

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(b)	Indemnity as of Right – In addition to any other indemnity to which the Indemnified Party is entitled hereunder and notwithstanding anything in this Agreement to the contrary, the Indemnified Party is entitled to an indemnity from the Indemnifier in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the defence of any Claim, if the Indemnified Party:

(i)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the Indemnified Party ought to have done; and

(ii)	fulfils the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii).

(c)	Derivative Claims

(i)	Subject to Section 2.1(c)(ii), in respect of any action by or on behalf of the Corporation to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation (a “Derivative Claim”), the Indemnifier shall indemnify and save harmless the Indemnified Party from all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such Derivative Claim provided the Indemnified Party is found to have fulfilled the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii).

(ii)	The Parties acknowledge and agree that the obligations and rights of the Parties set out in Section 2.1(c)(i) are subject to the approval of the courts in accordance with the Act. The Indemnifier covenants and agrees that it shall, at its own expense, apply for court approval and use all commercially reasonable efforts to obtain such approval.

(d)	Advance of Expenses – Subject to Section 2.1(c), the Indemnifier shall, at the request of the Indemnified Party, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any costs, charges or expenses reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement under this Agreement, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party, pending approval of a court of competent jurisdiction (if required), to the payment thereof as an indemnity and provided that the Indemnified Party fulfils the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii). In the event that it is ultimately determined by a court of competent jurisdiction that the Indemnified Party did not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii), or that the Indemnified Party was not entitled to be fully so indemnified, such loan or advance, or the appropriate portion thereof shall, upon written notice of such determination being given by the Indemnifier to the Indemnified Party reasonably detailing the basis for such determination, be repayable on demand and shall bear interest from the date of such notice at the prime rate prescribed from time to time by Royal Bank of Canada.

(e)	Partial Indemnification – If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Indemnifier for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Indemnifier shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

(f)	Claim Initiated by Nominee – The Indemnified Party shall not be entitled to indemnification under this Agreement for any Claim initiated by or on behalf of the Indemnified Party against the Indemnifier except a Claim brought to enforce indemnification under this Agreement.

(g)	Nonexclusivity – The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnified Party may be entitled under the Corporation’s constating documents, any unanimous shareholder agreement with respect to the Corporation or the Act.

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2.2	Notice of Claims

The Indemnified Party shall give notice in writing to the Indemnifier as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Indemnifier or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Indemnifier agrees to give the Indemnified Party notice in writing as soon as practicable upon it being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice, by the Indemnified Party or the Indemnifier, (in either case a “Notice of Claim”) shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by the Indemnified Party to so notify the Indemnifier of any Claim shall not relieve the Indemnifier from liability under this Agreement except to the extent that the failure materially prejudices the Indemnifier.

2.3	Subrogation

Promptly after receiving a Notice of Claim from the Indemnified Party (other than in respect of a Derivative Claim), the Indemnifier may, by providing notice in writing to the Indemnified Party, or the Indemnifier shall, upon the written request of the Indemnified Party, assume conduct of the defence thereof in a timely manner and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Indemnifier, the Indemnifier shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Indemnifier assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party shall fully cooperate in such defence including the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Indemnifier all information reasonably required to defend or prosecute the Claim.

ARTICLE 3

MISCELLANEOUS

3.1	Indemnifier and Indemnified Party to Cooperate

The Parties shall, from time to time, provide such information and cooperate with each other, as the other may reasonably request, in respect of all matters under this Agreement.

3.2	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation.

3.3	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

ARTICLE 4

GENERAL

4.1	Term

The term of this Agreement will commence upon the date set out in Section 3.2 above and will expire immediately on the date the Indemnified Party is neither a director nor officer of the Corporation.

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4.2	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party.

4.3	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and the heirs, attorneys, guardians, estate trustees, executors, trustees, administrators and permitted assigns of the Indemnified Party and the successors and permitted assigns of the Indemnifier.

4.4	Amendments

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be so bound.

4.5	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by email:

(a)	in the case of a Notice to the Indemnified Party at:

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Email: insert

(b)	in the case of a Notice to the Indemnifier at: insert

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Attention: insert

Email: insert

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

4.6	Further Assurances

The Parties shall, with reasonable diligence, do all things and execute and deliver all such further documents or instruments as may be necessary or desirable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement and giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement.

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4.7	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

4.8	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts together shall constitute one and the same agreement.

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IN WITNESS OF WHICH the Parties have duly executed this Agreement.

_____________________________________

FAN ZHOU

_____________________________________

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